UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 31, 2026, the Company announced the August 28, 2026, closing of a new Fannie Mae mortgage for one of its communities containing 267 sites, through Wells Fargo Bank, N.A., for total proceeds of approximately $10.2 million.

The information being furnished pursuant to this Item 7.01, including Exhibit 99 to this report, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this report, including Exhibit 99, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing. This report will not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release dated August 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: August 31, 2026	By:	/s/ Kevin S. Miller
	Name:	Kevin S. Miller
Executive Vice President and Chief Financial Officer

3